Exhibit 5.1
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

WRITER’S DIRECT DIAL NUMBER                                    WRITER’S EMAIL
(202) 274-2000

December 12, 2014

The Board of Directors
Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Investors Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 5,000,000 shares of common stock, par value $0.01 per share (the “Shares”), and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal securities laws and the corporate law of the State of Delaware.

We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Investors Bancorp, Inc. 2014 Dividend Reinvestment and Stock Purchase Plan, will be validly issued and outstanding, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus that is part of such Registration Statement.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK, P.C.
LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation